CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use of our report dated  February  10,  1999,  except for note 18 as to which the date is August 25, 1999, on the financial statements of Mutual Federal Savings Bank (the "Bank") and to the reference make to us under the captions "Experts" and "Legal and Tax Opinions" in the Application of Conversion filed by the Bank with the Office of Thrift Supervision and in the Registration Statement on Form S-1 filed by MFS Financial, Inc. with the United States Securities and Exchange Commission.




/s/ Olive LLP

Olive LLP
Indianapolis, Indiana
September 14, 1999